Exhibit 99.1

MACOM Completes Divestiture of Automotive Business

Guidance for Fiscal Fourth Quarter 2015

LOWELL, Mass., August 17, 2015 - M/A-COM Technology Solutions Holdings, Inc. (NASDAQ: MTSI) (MACOM), a leading supplier of high-performance RF, microwave, millimeterwave and photonic semiconductor products, today announced it has completed the previously announced divestiture of its Automotive business to Autoliv ASP Inc. (Autoliv) for approximately $100 million in cash, plus the opportunity to receive up to an additional $30 million in cash based on the achievement of revenue-and customer order based earn-out targets through 2019.

In conjunction with closing the divestiture, MACOM announced financial guidance for its fiscal fourth quarter ending October 2, 2015, excluding the Automotive business which is now classified as discontinued operations. MACOM expects revenue to be in the range of $110 to $114 million, or an increase of 1.0 percent to 4.5 percent, compared to the fiscal third quarter 2015 without Automotive. Non-GAAP gross margin is expected to be between 56 percent and 59 percent, and non-GAAP earnings per diluted share between $0.32 and $0.34 on an anticipated 55.5 million shares outstanding.

Commenting on the closing, John Croteau, President and Chief Executive Officer stated, “We are pleased to complete the divestiture of our Automotive business, which we believe represents a key step towards realizing our full potential as a pure play high-performance analog semiconductor company. Since announcing the transaction, we have become increasingly confident in the accelerated growth of our business, which we now expect to replace the pre-divestiture earnings contribution from the Auto business within a few quarters. With our remaining business well aligned with our high-growth, high margin model, we expect to achieve our target of 60 percent non-GAAP gross margin in the first half of fiscal 2016 and 30 percent non-GAAP operating margin as we exit fiscal 2016. This exceptional financial profile will position MACOM in the highest performing segment of our industry and serve as a key differentiator with both customers and investors alike.”

MACOM expects by the end of this week to file a Current Report on Form 8-K with the Securities and Exchange Commission (SEC), including pro forma financial statements for its last three fiscal years and the nine months ended July 3, 2015, adjusted to reflect the Automotive business divestiture, and also to post to the investor page of MACOM’s website (http://www.macom.com/) certain comparative non-GAAP information along with a reconciliation to GAAP.

About MACOM

MACOM (http://www.macom.com/) is a leading supplier of high-performance analog RF, microwave, millimeterwave and photonic semiconductor products that enable next-generation Internet and modern battlefield applications. Recognized for its broad catalog portfolio of technologies and products, MACOM serves diverse markets, including high speed optical, satellite, radar, wired and wireless networks, automotive, industrial, medical, and mobile devices. A pillar of the semiconductor industry, we thrive on more than 60 years of solving our customers’ most complex problems, serving as a true partner for applications ranging from RF to Light.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe, Asia and Australia.

MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, Partners from RF to Light, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on MACOM management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include, among others, information concerning our stated business outlook and future results of operations, the impact of our divestment of our Automotive business, future activities or trends, business strategies, competitive position, industry conditions, acquisitions and market opportunities. Forward-looking statements include all statements that are not historical facts and generally may be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements contained in this press release reflect MACOM’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including greater than expected dilutive effect on earnings of our equity issuances, outstanding indebtedness and related interest expense and other costs, the potential that the expected rollout of fiber-to-the-home network technology or other new network technology deployments in China and other geographies fails to occur, occurs more slowly than we expect or does not result in the amount or type of new business we anticipate, lower than expected demand in any or all of our primary end markets or from any of our large OEM customers based on seasonal effects, macro-economic weakness or otherwise, indemnity claims related to or failure to realize the projected benefits of our Automotive business divestment, our failure to realize the expected economies of scale, lowered production cost and other anticipated benefits of our previously announced GaN intellectual property licensing program or InP laser production capacity expansion program, the potential for defense spending cuts, program delays, cancellations or sequestration, failures or delays by any customer in winning business or to make purchases from us in support of such business, lack of adoption or delayed adoption by customers and industries we serve of GaN, InP lasers or other solutions offered by us, failures or delays in porting and qualifying GaN or InP process technology to our Lowell, MA fabrication facility or third party facilities, lower than expected utilization and absorption in our manufacturing facilities, lack of success or slower than expected success in our new product development efforts, loss of business due to competitive factors, product or technology obsolescence, customer program shifts or otherwise, lower than anticipated or slower than expected customer acceptance of our new product introductions, the potential for a shift in the mix of products sold in any period toward lower-margin products or a shift in the geographical mix of our revenues, the potential for increased pricing pressure based on competitive factors, technology shifts or otherwise, the impact of any executed or abandoned acquisition, divestiture, joint venture, financing or restructuring activity, the impact of supply shortages or other disruptions in our internal or outsourced supply chain, the impact of changes in export, environmental or other laws applicable to us, the relative success of our cost-savings initiatives, the potential for inventory obsolescence and related write-offs, the expense, business disruption or other impact of any current or future investigations, administrative actions, litigation or enforcement proceedings we may be involved in, the potential loss of access to any in-licensed intellectual property or inability to license technology we may require on reasonable terms, the impact of any claims of intellectual property infringement or misappropriation, which could require us to pay substantial damages for infringement, expend significant resources in prosecuting or defending such matters or developing non-infringing technology, incur material liability for royalty or license payments, or prevent us from selling certain of our products, and any failure in the effectiveness of our internal control over financial reporting or disclosure controls and procedures, as well as those factors described in “Risk Factors” in MACOM’s filings with the SEC, including its Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 2015 as filed with the SEC on August 12, 2015. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Contact:

M/A-COM Technology Solutions Holdings, Inc.

Bob McMullan, 978-656-2753

Chief Financial Officer

bob.mcmullan@macom.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers, EVP

P: 949-224-3874

Brett L. Perry, Managing Director

P: 214-272-0070

E: sheltonir@sheltongroup.com

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